EXHIBIT 15.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-12836 and 333-11722) of BG Group plc of our report dated March 22, 2006 relating to the consolidated financial statements of BG Group plc which are included in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP London, England March 22, 2006